Exhibit 99.1

Kyverna Therapeutics Appoints Naji Gehchan, MD, MBA, as

Chief Medical and Development Officer

Dr. Gehchan brings decades of successful late-stage clinical development and commercial experience to role, further enhancing Kyverna’s senior leadership team to execute Company’s next wave of growth

EMERYVILLE, Calif., Jan. 21, 2025 -- Kyverna Therapeutics, Inc. (Kyverna, NASDAQ: KYTX), a clinical-stage biopharmaceutical company focused on developing cell therapies for patients with autoimmune diseases, today announced the appointment of Naji Gehchan, M.D., MBA, to Chief Medical and Development Officer, where he will lead the Company’s research, clinical development, and medical affairs functions. Dr. Gehchan brings 20 years of U.S. and international experience across multiple therapeutic areas, including immunology, as both an accomplished pharmaceutical executive and a physician to this newly established role at Kyverna.

"We are thrilled to welcome Naji, a seasoned clinical development leader skilled in immunology, to our team as we prepare for our next phase of growth," said Warner Biddle, Chief Executive Officer of Kyverna. "As we advance KYV-101 to late-stage development, having a leader like Naji, who has a track record for out-of-the-box thinking and successfully executing innovative pipeline programs will be critical. In addition, it is rare to find an accomplished development executive who also possesses such a deep business background, but Naji has both. This combination will enable him to lead our talented bench of CAR T, neurology and autoimmune experts to deliver upon the clinical milestones that lie ahead for us.”

Dr. Gehchan joins Kyverna from Eli Lilly and Company, where he most recently served as the Head of Clinical Development for imlunestrant, a novel breast cancer treatment. In this role, he advanced this complex development program from Phase 1 to global submissions, laying the groundwork for a successful launch. Dr. Gehchan spent more than 16 years at Lilly, holding key senior leadership positions, including Associate Vice President of Sales for the U.S. Diabetes Team and Chief Marketing Officer/Business Unit Senior Director for Lilly France, Belgium and Netherlands, where he successfully led the launch of Lilly's immunology medicines. Prior to this, Dr. Gehchan worked as a Business Unit Manager, European Medical Affairs Lead, and Clinical Research Physician. He began his career as a medical doctor at Hôtel-Dieu de France in Beirut and served as a First Responder, Team Leader, and Member of the Medical Committee at the Lebanese Red Cross.

“Having worked with Naji at Lilly, I witnessed his disciplined and patient-centered approach to tackling critical business priorities and believe his unique background is a perfect fit for Kyverna,” said Christi Shaw, Independent Director, Kyverna Board of Directors. “As President of Lilly’s Bio-Medicines business, I watched Naji effectively lead his teams to achieve and exceed the often-lofty goals that were set for them. As Kyverna prepares for a series of critical clinical milestones, Naji’s ability to drive aggressive timelines, execute creatively, and operate with excellence, will be an asset to the organization.”

“I am excited to be a part of the pioneering cell therapy work Kyverna is advancing for patients living with autoimmune diseases, a population in need of innovative treatment options,” said Dr. Gehchan. “CAR-T cell therapies have changed the standard of care in oncology and have the potential to redefine care in autoimmune diseases. I have been impressed with the early research and development work the talented team at Kyverna has already achieved and look forward to bringing my experience in late-stage development and commercialization to urgently drive forward the clinical development priorities that lie ahead for the company.”

Dr. Gehchan holds a Doctor of Medicine and Masters in Biological Science from Saint Joseph University of Beirut, a Specialized Master of Healthcare Management and Pharmaceutical Marketing from ESCP Business School, and a Master of Business Administration from MIT Sloan.

As part of this transition, Dominic Borie, M.D., Ph.D., who has served as both the founding CEO at Kyverna and more recently as the President of Research and Development, will move to a new role as Strategic Advisor to the CEO and the Board. Dr. Borie has been a critical member of the Kyverna leadership team and will continue to offer his expertise and insight in his new role.

Inducement Grant
In connection with the appointment of Dr. Gehchan as Kyverna's Chief Medical and Development Officer, on January 22, 2025, Kyverna will grant Dr. Gehchan an option to purchase 425,000 shares of its common stock (Option). The Option will be granted pursuant to the Kyverna Therapeutics, Inc. 2024 Inducement Equity Incentive Plan, as approved by the Compensation Committee of Kyverna's Board of Directors on September 14, 2024, and will be granted as an inducement material to Dr. Gehchan’s employment with Kyverna in accordance with Nasdaq Listing Rule 5635(c)(4). The exercise price of the Option will be the closing price of Kyverna's common stock on January 22, 2025, the date of grant. The Option will vest over four years, with 25% of the total number of shares subject to the Option vesting on the one-year anniversary of Dr. Gehchan’s appointment and 1/48th of the total number of shares subject to the Option vesting monthly thereafter, subject in each case to Dr. Gehchan’s continued service to Kyverna on each vesting date. Kyverna is providing this information in accordance with Nasdaq Listing Rule 5635(c)(4).

About Kyverna Therapeutics

Kyverna Therapeutics, Inc. (Nasdaq: KYTX) is a clinical-stage biopharmaceutical company focused on liberating patients through the curative potential of cell therapy. Kyverna’s lead CAR T-cell therapy candidate, KYV-101, is advancing through clinical development with Phase 2 trials for stiff person syndrome and myasthenia gravis, and two ongoing multi-center Phase 1/2 trials for patients with lupus nephritis. The Company is also harnessing investigator-initiated trials and other KYSA studies, including in multiple sclerosis and systemic sclerosis, to inform the next priority indications for the Company to advance into late-stage development. Its pipeline includes next-generation CAR T-cell therapies in both autologous and allogeneic formats with properties intended to be well suited for use in B cell-driven autoimmune diseases. For more information, please visit https://kyvernatx.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute "forward-looking statements." The words, without limitation, "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Forward-looking statements in this press release include, without limitation, those related to: the potential impact of the clinical outcomes from the ongoing clinical programs and trials; the curative potential of cell therapy and Kyverna’s product candidates; the potential impact of the Kyverna’s product candidates on the current treatment landscape for the targeted autoimmune diseases; Kyverna's goals to develop certain transformational treatment options; Kyverna's beliefs about the differentiated properties of KYV-101; and Kyverna's clinical trials, investigator-initiated trials and named-patient activities. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions, and other factors discussed in the "Risk Factors" section of Kyverna's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that Kyverna has filed or may subsequently file with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this press release are based on the current expectations of Kyverna's management team and speak only as of the date hereof, and Kyverna specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, please visit https://kyvernatx.com.

Contact:

Investors: InvestorRelations@kyvernatx.com
Media: media@kyvernatx.com